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                                                                     Exhibit 5.1

                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000


                                  July 26, 2002



Von Hoffmann Holdings Inc.
Von Hoffmann Corporation
1000 Camera Avenue
St. Louis, Missouri 63126

Ladies and Gentlemen:

         We have acted as counsel to Von Hoffmann Holdings Inc., a Delaware corporation ("Holdings"), and Von Hoffmann Corporation, a Delaware corporation ("Von Hoffmann," and together with Holdings, the "Issuers") in connection with the preparation and filing with the Securities and Exchange Commission of the Issuers' Registration Statement on Form S-1 (the "Registration Statement"), under the Securities Act of 1933, as amended, relating to (i) $215,000,000 aggregate principal amount of Von Hoffmann's 10 1/4% Senior Notes due 2009 (the "2009 Notes") and the accompanying guarantees (the "2009 Notes Guarantees"), (ii) $100,000,000 aggregate principal amount of Von Hoffmann's 10 3/8% Senior Subordinated Notes due 2007 (the "2007 Notes") and the accompanying guarantees (the "2007 Notes Guarantees"), and
(iii) $48,056,397 aggregate principal amount of Holdings' 13 1/2% Subordinated Exchange Debentures due 2009 (the "2009 Holdings Debentures").

         In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of the following: (i) the Registration Statement; (ii) the Indenture (the "2009 Notes Indenture"), dated March 26, 2002 among Von Hoffmann, the Guarantors party thereto (the "2009 Notes Guarantors") and U.S. Bank National Association, as trustee (the "2009 Notes Trustee"), pursuant to which the 2009 Notes will be issued, and the form of the 2009 Note attached as an exhibit to the 2009 Notes Indenture;
(iii) the Indenture (the "2007 Notes Indenture"), dated May 22, 1997 among Von Hoffmann, the Guarantors party thereto (the "2007 Notes Guarantors," and together with the 2009 Notes Guarantors, the "Guarantors") and Marine Midland Bank, as trustee (the "2007 Notes Trustee"), pursuant to which the 2007 Notes will be issued, and the form of the 2007 Notes attached as an exhibit to the 2007 Notes Indenture; (iv) the Indenture (the "2009 Debentures Indenture"), dated October 16, 1998 between Holdings and Marine Midland Bank, as trustee (the "2009 Holdings Debentures Trustee"), pursuant to which the 2009 Holdings Debentures will be issued, and the form of the 2009 Holdings Debenture attached as an exhibit to the 2009 Holdings Debenture Indenture; and (v) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Issuers and the Guarantors, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

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Von Hoffmann Holdings Inc.
Von Hoffmann Corporation
July 26, 2002
Page 2


         In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of Holdings, Von Hoffmann and the Guarantors.

         Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

         1. The 2009 Notes have been duly authorized by all necessary corporate action on the part of Von Hoffmann, and, when duly executed on behalf of Von Hoffmann, authenticated by the 2009 Notes Trustee and delivered in accordance with the terms of the 2009 Notes Indenture and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of Von Hoffmann, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable.

         2. The 2007 Notes have been duly authorized by all necessary corporate action on the part of Von Hoffmann, and, when duly executed on behalf of Von Hoffmann, authenticated by the 2007 Notes Trustee and delivered in accordance with the terms of the 2007 Notes Indenture and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of Von Hoffmann, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable.

         3. The 2009 Holdings Debentures have been duly authorized by all necessary corporate action on the part of Holdings, and, when duly executed on behalf of Holdings, authenticated by the 2009 Holdings Debentures Trustee and delivered in accordance with the terms of the 2009 Holdings Debentures Indenture and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of Holdings, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent


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Von Hoffmann Holdings Inc.
Von Hoffmann Corporation
July 26, 2002
Page 3

conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable.

         4. The 2009 Notes Guarantees have been duly authorized by all necessary corporate action on the part of the 2009 Notes Guarantors, and when the 2009 Notes are duly authenticated by the 2009 Notes Trustee and delivered in accordance with the terms of the 2009 Notes Indenture and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the 2009 Notes Guarantors, enforceable against each of them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable.

         5. The 2007 Notes Guarantees have been duly authorized by all necessary corporate action on the part of the 2007 Notes Guarantors, and when the 2007 Notes are duly authenticated by the 2007 Notes Trustee and delivered in accordance with the terms of the 2007 Notes Indenture and as contemplated by the Registration Statement, will constitute legal, valid and binding obligations of the 2007 Notes Guarantors, enforceable against each of them in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that a waiver of rights under any usury laws may be unenforceable.

         The opinions herein are limited to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.


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Von Hoffmann Holdings Inc.
Von Hoffmann Corporation
July 26, 2002
Page 4

         We hereby consent to the use of this letter as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus that is part of the Registration Statement.


                              Very truly yours,



                              /s/ Weil, Gotshal & Manges LLP